                                                                    EXHIBIT 99.1


[Reliant Resources, Inc. Logo]


FOR FURTHER INFORMATION:   RICHARD WHEATLEY, MEDIA  (713) 497-5881
                           DENNIS BARBER, INVESTORS (713) 497-3042

FOR IMMEDIATE RELEASE:     NOVEMBER 25, 2003



                            RELIANT SETTLES WITH CFTC


HOUSTON, TX. - Reliant Resources, Inc. (NYSE: RRI) today announced that it and its subsidiary, Reliant Energy Services, Inc. (RES), have concluded a settlement with the Commodity Futures Trading Commission (CFTC) of a previously disclosed investigation relating to certain trading and price reporting issues.

The settlement addresses the reporting of natural gas trading information to energy industry publications that compile and report index prices and seven offsetting and pre-arranged electricity trades (involving standard, 25-megawatt electricity contracts) that were executed on an electronic trading platform in 2000.

The CFTC today filed an administrative action against RES and, simultaneously, approved an order settling the action. Under this order, RES agreed to pay a civil monetary penalty in the amount of $18 million. In the settlement, RES neither admitted nor denied the findings in the CFTC order. As noted in the CFTC order, RRI cooperated with the CFTC in its investigation.

RRI is not aware of any evidence that the seven offsetting and pre-arranged trades, or its previous reporting, had any effect on electricity or gas prices or affected any of the price indices compiled by energy industry publications.

"As we have previously stated, we are committed to resolving all remaining issues relating to our past trading operations," said Joel V. Staff, Reliant Chairman and Chief Executive Officer. "There comes a point where the costs, burdens, and uncertainties associated with ongoing investigations and litigation outweigh the costs of settlement. We are pleased to have the CFTC close its investigation, allowing the company to move one more step forward in putting the past behind it."

                                     -more-

As previously disclosed, there are continuing investigations by the United States Attorneys in the Southern District of Texas and Northern District of California regarding certain trading-related activities, including natural gas price reporting and alleged price manipulation. Reliant is cooperating with those investigations, which are not affected by this settlement with the CFTC.

Reliant Resources, Inc. (NYSE: RRI), based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves large commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 20,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. and nearly 3,500 megawatts of power generation in operation in Western Europe. For more information, visit our web site at www.reliantresources.com.

This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management's beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                      # # #